EXHIBIT 10.29
                        AMENDMENT TO OPERATING AGREEMENT
                           OF THERMOLASE JAPAN L.L.C.

             This Agreement is made as of May 1, 1997 by and among ThermoLase Corporation, a Delaware corporation with offices located at 10455 Pacific Center Court, San Diego, California 92121-4339, U.S.A. ("ThermoLase"), Fox River Japan Partners, L.P., a Delaware limited partnership with offices located at 210
        E. State Street, Batavia, IL 60510 ("Fox River Japan"), and ThermoLase Japan L.L.C. a Wyoming limited liability company with offices c/o Fox River Japan ("ThermoLase Japan").

             WHEREAS, the parties entered into an Operating Agreement effective as of January 22, 1996 (the "Operating Agreement") in order to commercialize technology licensed to ThermoLase Japan by ThermoLase in the territory set forth in the Operating Agreement; and

             WHEREAS, ThermoLase, Fox River Japan, and ThermoLase Japan desire to modify certain terms set forth in the Operating Agreement to: (i) permit Fox River Japan to withdraw certain funds contributed to ThermoLase Japan, and (ii) obligate each of Fox River Japan and ThermoLase to fund equally the expenses incurred by ThermoLase Japan for the period from May 1, 1997 through the "Review Date" which shall be the earlier of: (a) the date on which ThermoLase Japan has received all approvals from relevant Japanese authorities required in order to pursue the commercialization of the technology subject to the License Agreement between ThermoLase and ThermoLase Japan, and (b) October 31, 1998.

             NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the parties hereto hereby agree as follows:

             1. ThermoLase Japan shall distribute to Fox River Japan all funds held in accounts controlled by ThermoLase Japan to the extent that such funds exceed an amount equal to the sum of: (i) One Million United States Dollars (US$1,000,000), and (ii) an amount equal to the accrued and unpaid liabilities of ThermoLase Japan as of May 1, 1997. The distribution to Fox River Japan of such funds shall be treated as a distribution to Fox River Japan of a portion of its initial capital contribution, but the distribution thereof shall have no impact on the Membership Interests of ThermoLase and Fox River Japan in ThermoLase Japan.

             2. Subject to the limitation in Section 4 below, if the expenses incurred by ThermoLase Japan to fund activities during the period from May 1, 1997 through the Review Date exceed Two Million United States Dollars (US$2,000,000), Fox River Japan shall promptly contribute to ThermoLase Japan one half of the amount in excess of Two Million United States Dollars (US$2,000,000).
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             3.   Subject to the limitation in Section 4 below,
        ThermoLase shall contribute to ThermoLase Japan on a quarterly basis amounts equal to one half of the expenses incurred by ThermoLase Japan to fund activities during the period from May 1, 1997 through the Review Date. ThermoLase Japan shall fund such expenses on an interim basis using funds remaining in accounts controlled by ThermoLase Japan, and shall notify ThermoLase on a quarterly basis, beginning not later than October 31, 1997, of the amount of the expenses incurred by ThermoLase Japan for activities during the period between May 1, 1997 through the end of the relevant quarterly period. ThermoLase Japan shall provide ThermoLase with financial statements showing in detail acceptable to ThermoLase the expenses incurred during the relevant period, together with a detailed schedule, in English, of the expenses incurred. ThermoLase Japan shall provide copies and English translations of all invoices requested by ThermoLase detailing the expenses incurred during the relevant quarter. Within thirty
        (30) days after receipt of the notice and other materials described above, ThermoLase shall contribute to an account controlled by ThermoLase Japan an amount equal to one half of the expenses supported by the documentation provided to ThermoLase.

             4. Neither Fox River Japan nor ThermoLase shall have any obligation to contribute to ThermoLase Japan an amount in excess of One Million Five Hundred Thousand United States Dollars (US$1,500,000) to fund activities for the period between May 1, 1997 and the Review Date. For purposes of this limitation, the contributions by Fox River Japan shall include the One Million United States Dollars (US$1,000,000) previously contributed to ThermoLase Japan by Fox River Japan which is being retained by ThermoLase Japan in accordance with Section 1 of this Amendment, plus any additional funds contributed by Fox River Japan to fund activities undertaken by ThermoLase Japan during the period between May 1, 1997 and the Review Date. If reasonably requested by ThermoLase or Fox River Japan, ThermoLase Japan shall provide ThermoLase and Fox River Japan with copies of annual audited financial statements for ThermoLase Japan.

             5. Notwithstanding the provisions of Section 10.01.a.v. of the Operating Agreement, for the period through the Review Date, ThermoLase Japan shall continue to use its best efforts to pursue all activities required to obtain all required regulatory approvals from relevant Japanese authorities in order to pursue the commercialization of the technology subject to the License Agreement between ThermoLase and ThermoLase Japan. Without otherwise limiting Fox River Japan's rights under Section 10.01.a.v. of the Agreement (and notwithstanding the two year limitation therein), Fox River Japan shall be permitted to exercise its rights thereunder only by providing written notice to ThermoLase, within ten (10) business days after the parties agree on the Review Date as set forth in Section 8 below, of Fox River Japan's desire to dissolve ThermoLase Japan.

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             6.   If Fox River Japan does not exercises its rights under
        Section 10.01.a.v. as amended hereby, Fox River Japan shall contribute to ThermoLase Japan, as and when required by ThermoLase Japan to fund its continuing activities, funds in amounts aggregating up to the amount distributed to Fox River Japan in accordance with Section 1 of this Amendment. All such funds shall be treated as initial capital contributions to ThermoLase Japan.

             7. None of the contributions to ThermoLase Japan contemplated by this Amendment shall affect the Membership Interests of Fox River Japan or ThermoLase.

             8. To establish the Review Date (which shall be not later than October 31, 1998), any of the parties hereto may notify the other parties in writing that in its opinion all approvals from Japanese authorities which are required to pursue the commercialization of the technology subject to the License Agreement between ThermoLase and ThermoLase Japan were obtained on a particular date, and the other parties shall respond in writing within five (5) business days after receipt of such notice either (i) confirming such date, or (ii) identifying the basis on which such party disagrees with the conclusion that all required approvals were obtained on such date. The date shall be determined upon agreement by all parties that the proper date has been identified.

             Except as amended hereby, the Operating Agreement shall remain in full force and effect.

             IN WITNESS WHEREOF, this Amendment has been executed by the parties on the date first written above.

        THERMOLASE CORPORATION        FOX RIVER JAPAN PARTNERS, L.P.
                                      By:  FOX RIVER JAPAN, INC.
                                           its General Partner

        By:  /s/ John C. Hansen            By:  /s/ Joseph Ritchie
             Name:  John C. Hansen              Name:   Joseph Ritchie
             Title: President and               Title:  President
                    Chief Executive Officer

        THERMOLASE JAPAN L.L.C.
           By its Members

           THERMOLASE CORPORATION

           By:/s/ John C. Hansen
              Name:  John C. Hansen
              Title: President and Chief Executive Officer

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           FOX RIVER JAPAN PARTNERS, L.P.

              By:  FOX RIVER JAPAN, INC.
                   its General Partner

                   By:/s/ Joseph Ritchie
                      Name:   Joseph Ritchie
                      Title:  President